UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 20, 2014
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proto Labs, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 20, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all eight persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, approved an advisory vote on the compensation of the Company’s executive officers as disclosed in the proxy statement for the Annual Meeting and recommended a frequency of one year for future advisory votes on the compensation paid to the Company’s executive officers. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes
Lawrence J. Lukis	17,065,837	1,488,958	2,688,379
Bradley A. Cleveland	16,204,950	2,349,843	2,688,379
Victoria M. Holt	17,170,934	1,383,859	2,688,379
Rainer Gawlick	18,355,095	199,698	2,688,379
John B. Goodman	17,902,449	652,344	2,688,379
Douglas W. Kohrs	18,354,981	199,812	2,688,379
Brian K. Smith	18,341,521	213,272	2,688,379
Sven A. Wehrwein	18,300,352	254,441	2,688,379

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
20,939,403	300,280	3,489	0

Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes
18,449,938	81,811	23,044	2,688,379

Proposal 4. Frequency of future advisory votes on the approval of executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
17,602,435	40,579	861,906	28,723	2,688,379

The Company has considered the outcome of Proposal 4 and determined that the Company will hold future advisory votes on the compensation of the Company’s executives annually (i.e., every year) until the occurrence of the next advisory vote on the frequency of shareholder votes on the compensation of the Company’s executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date:	May 21, 2014	By:	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer